UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2002

DELTA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-5424	58-0218548

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hartsfield Atlanta International Airport, Atlanta, Georgia 30320

(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 715-2600

Not Applicable

(Former name or former address, if changed since last report)

SIGNATURE
SECOND AMENDMENT TO REIMBURSEMENT AGREEMENT
LETTER, DATED SEPTEMBER 27, 2002

Item 5. Other Matters and Regulation FD Disclosure

Letter to Certain Investors and Analysts

Delta Air Lines, Inc. (Delta) will be providing to certain investors and analysts a letter dated September 27, 2002, which briefly discusses Delta’s expected financial performance for the September 2002 quarter. The letter is included in this Form 8-K as Exhibit 99.1.

Letter of Credit Reimbursement Agreements

Delta is a party to two reimbursement agreements with banks which have issued letters of credit to support certain Delta obligations. Under one of these agreements (Commerzbank Agreement), Commerzbank AG has issued, and there are currently outstanding, letters of credit totaling $409 million to back Delta’s obligations with respect to $403 million principal amount of tax exempt municipal bonds issued to finance the construction of certain Delta facilities. Under the other agreement (HVB Agreement), Bayerische Hypo-Und Vereinsbank AG has issued, and there is currently outstanding, a $366 million letter of credit to back Delta’s obligations relating to $261 million principal amount of Series C Guaranteed Serial ESOP Notes (ESOP Notes) issued by the Delta Family-Care Savings Plan.

The Commerzbank and HVB Agreements each contain certain financial covenants, including covenants that limit Delta’s debt-to-equity ratio and secured debt. While Delta is currently in full compliance with these covenants, Delta believes that it will not be in compliance with the debt-to-equity covenant by the end of the December 2002 quarter. This is due to the combined effect of the anticipated need to record a non-cash charge to equity for the December 2002 quarter relating to the defined benefit pension plans that Delta sponsors for eligible employees (Pension Plans), Delta’s increased debt levels and its continuing losses since 2001. Delta currently estimates that the non-cash charge to equity will range from $700 million to $800 million, net of taxes; the actual charge may differ materially from this estimate because the actual charge will be based on the extent to which Delta’s accumulated benefit obligations under the Pension Plans on September 30, 2002 exceed the fair value of the Pension Plans’ assets on that date.(1)

To address the covenant compliance issue and to increase its financial flexibility, on September 25, 2002, Delta entered into an amendment to the Commerzbank Agreement that will eliminate the debt-to-equity ratio and secured debt covenants from that agreement. In consideration for these changes, Delta agreed with the banks that are parties to the Commerzbank Agreement (several of which also participate in the HVB Agreement):

•	to maintain a minimum of $1 billion of cash and cash equivalents and short-term investments as of the end of each month, beginning on October 31, 2002.

(1)     Delta will record this charge in accordance with Statement of Financial Accounting Standard 87, “Employers’ Accounting for Pensions.” In contrast, Delta’s funding obligations under the Pension Plans are governed by ERISA. To continue to comply with ERISA’s minimum funding requirements, Delta anticipates being required, prior to March 15, 2004, to provide an estimated $100 million to $250 million of total funding to the Pension Plans for the Pension Plan year beginning on July 1, 2002 and ending on June 30, 2003. Any additional funding obligation that Delta may have for subsequent years is contingent on several factors and is thus not reasonably estimable at this time.

•	to terminate by October 31, 2002, the HVB Agreement and the related letter of credit that supports Delta’s obligations with respect to the ESOP Notes. The HVB Agreement was originally scheduled to expire on May 19, 2003.

•	to terminate by June 8, 2003 the Commerzbank Agreement and all of the letters of credit issued thereunder. These letters of credit were originally scheduled to expire between June 8, 2003 and December 4, 2003.

•	to pay an amendment fee to the banks which timely consented to the amendment of the Commerzbank Agreement.

The elimination of the debt-to-equity ratio and secured debt covenants and the other changes to the Commerzbank Agreement will become effective when the HVB Agreement is terminated and certain customary closing conditions are satisfied.

To effect the termination of the HVB Agreement, Delta will notify the trustee that holds the letter of credit issued under the HVB Agreement that Delta has elected to terminate early that letter of credit. As a result of this action, each holder of the ESOP Notes will have the unconditional right to require Delta to purchase its ESOP Notes 15 days after Delta gives notice to the trustee, at a price equal to the principal amount of the ESOP Notes being purchased plus accrued interest and a make-whole premium, with the purchase price to be funded by a draw under the letter of credit issued under the HVB Agreement. Assuming, as Delta expects, that all the ESOP Notes are tendered for purchase, the aggregate price to purchase the ESOP Notes is estimated to be $340 million. The actual price will be determined shortly before the purchase based on then existing interest rates.

Delta intends to immediately reimburse the banks under the HVB Agreement for the letter of credit drawing under that agreement. This reimbursement will result in the termination of the HVB Agreement and the effectiveness of the amendment to the Commerzbank Agreement.

As of August 31, 2002, Delta had cash and cash equivalents and short-term investments totaling $1.7 billion. Delta also has liquidity totaling $920 million available under existing credit agreements, including the credit facility described below under “Other Matters” in this Form 8-K, as well as unencumbered assets available for use in potential financing transactions. Delta expects to meet its obligations as they become due through available cash and cash equivalents, investments, internally generated funds and borrowings under existing credit agreements and new financing transactions. Financing transactions continue to be an important element of Delta’s liquidity strategy. While Delta expects financing to be available to it on commercially reasonable terms, in the current business environment, access to financing cannot be assured.

For additional information regarding the Commerzbank and HVB Agreements, see Note 8 of the Notes to the Consolidated Financial Statements in Delta’s 2001 Annual Report to Shareowners; Note 13 of the Notes to the Condensed Consolidated Financial Statements in Delta’s Form 10-Q for the quarterly period ended June 30, 2002 (Form 10-Q); and Exhibits 4.1 and 4.2 to the Form 10-Q. A copy of the amendment to the Commerzbank Agreement described above is filed as Exhibit 4.1 to this Form 8-K.

Other Matters

On December 28, 2001, Delta entered into a credit facility with certain banks under which Delta could borrow up to $625 million on a secured basis until December 27, 2002. The banks’ lending commitment under this facility is reduced, however, to the extent Delta receives net cash proceeds from the issuance of certain financings. On August 22, 2002, Delta and the banks amended and restated this facility to extend its term to August 21, 2003, and to reduce the amount Delta may borrow thereunder to $500 million. There are no financial covenants in this facility. Any borrowings under this facility will be secured by certain aircraft owned by Delta. At September 26, 2002, no borrowings were outstanding under this facility.

Forward-Looking Statements

Statements in this Form 8-K including Exhibit 99.1 (or otherwise made by Delta or on Delta’s behalf) which are not historical facts, including statements about Delta’s estimates, expectations, beliefs, intentions, projections or strategies for the future, may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or Delta’s present expectations. Factors that could cause these differences include, but are not limited to:

1.	the many effects on Delta and the airline industry from the terrorist attacks on the United States on September 11, 2001, including the following:

	•	the adverse impact of the terrorist attacks on the demand for air travel;

	•	the change in Delta’s operations and higher costs resulting from, and customer reaction to, new airline and airport security directives, including the Aviation and Transportation Security Act;

	•	the availability and cost of war and terrorism risk and other insurance for Delta;

	•	the availability to Delta of financing on commercially reasonable terms, which may be influenced by, among other things, airline bankruptcies, the creditworthiness of the airline industry in general and Delta in particular and actions by rating agencies;

	•	potential declines in the values of the aircraft in Delta’s fleet or facilities and related asset impairment charges;

	•	additional terrorist activity and/or war;

2.	general economic conditions, both in the United States and in our markets outside the United States;

3.	competitive factors in our industry, such as mergers and acquisitions, airline bankruptcies, the airline pricing environment, the growth of low cost carriers, international alliances, codesharing programs and capacity decisions by competitors;

4.	outcomes of negotiations on collective bargaining agreements and other labor issues;

5.	changes in the availability or cost of aircraft fuel or fuel hedges;

6.	disruptions to operations due to adverse weather conditions and air traffic control-related constraints;

7.	actions by the United States or foreign governments, including the Federal Aviation Administration and other regulatory agencies;

8.	the willingness of customers to travel generally, and with Delta specifically, which could be affected by factors such as Delta’s and the industry’s safety record; and

9.	the outcome of Delta’s litigation.

Caution should be taken not to place undue reliance on Delta’s forward-looking statements, which represent Delta’s views only as of September 27, 2002, and which Delta has no current intention to update.

Item 7. Financial Statements and Exhibits.

(c)  Exhibits

Exhibit No.	Description

4.1	Second Amendment to Reimbursement Agreement dated as of September 24, 2002 by and among Delta, Certain Banks and CommerzbankAG, New York Branch, as Letter of Credit Fronting Bank and Agent
99.1	Letter dated September 27, 2002

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

	By:	/s/ Edward H. Bastian

Edward H. Bastian Senior Vice President — Finance and Controller

Dated: September 27, 2002